UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2014

SONIC AUTOMOTIVE, INC.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-13395	56-201079
(Commission File Number)	(IRS Employer Identification No.)

4401 Colwick Road Charlotte, North Carolina	28211
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 566-2400

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 21, 2014, during the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Sonic Automotive, Inc. (“Sonic”) certification process relating to the achievement of performance objective criteria for the determination of performance-based cash bonuses under the Sonic Automotive, Inc. Incentive Compensation Plan (the “Incentive Compensation Plan”) for the performance period January 1, 2013 through December 31, 2013 for Messrs. O. Bruton Smith, B. Scott Smith, David B. Smith and Jeff Dyke, and for the performance period April 1, 2013 through December 31, 2013 for Mr. Heath Byrd in his capacity as the Corporation’s Executive Vice President and Chief Financial Officer, the Compensation Committee also awarded Mr. Byrd a supplemental discretionary cash bonus of $31,068 to compensate Mr. Byrd for his services as Vice President and Chief Information Officer for the period of January 1, 2013 through March 31, 2013.

In addition, on February 21, 2014, the Compensation Committee amended its previously announced approval of an increase of Mr. Byrd’s annual base salary from $617,000 to $635,600 and approved an increase of Mr. Byrd’s annual base salary to $647,850, to be effective March 1, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONIC AUTOMOTIVE, INC.

By:	/s/ Stephen K. Coss
Stephen K. Coss
Senior Vice President and General Counsel

Dated: February 24, 2014

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